UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

Press Release

On August 19, 2014, the Company issued a press release announcing that the Company’s Board of Directors had authorized a special cash distribution of $0.50 per share of common stock to shareholders of record on September 15, 2014 and payable on September 18, 2014.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Investor Presentation

On August 19, 2014, Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” the “Company,” “we,” “us” or “our”), first used the presentation attached as Exhibit 99.2 in connection with a conference call with stockholders and financial advisors to review second quarter 2014 results.  The information included in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”).

Funds from operations is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper of Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, subsidiaries, and noncontrolling interests as one measure to evaluate our operating performance.  In October 2011, NAREIT clarified the FFO definition to exclude impairment charges of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership). The exclusion of impairment charges is not applicable for our second quarter 2014 and 2013 calculations of FFO as we recorded no impairments during those time periods.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance.

We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, impairments of depreciable assets, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income.

FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor as an indication of funds available to fund our cash needs, including our ability to make distributions and should be reviewed in connection with other GAAP measurements. Additionally, the exclusion of impairments limits the usefulness of FFO as a historical operating performance measure since an impairment charge indicates that operating performance has been permanently affected. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO. Our FFO as presented may not be comparable to amounts calculated by other REITs that do not define these terms in accordance with the current NAREIT definition or that interpret the definition differently.

Our calculation of FFO for the three and six months ended June 30, 2014 and 2013 is presented below ($ in thousands except per share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income attributable to the Company	$9,184	$0.35	$6,015	$0.23	$6,300	$0.24	$1,682	$0.06
Adjustments for(1):
Real estate depreciation and amortization(2)	2,793	0.11	4,503	0.17	6,360	0.25	8,018	0.31
Gain on sale of real estate(3)	(11,445)	(0.44)	(10,569)	(0.40)	(11,445)	(0.44)	(10,569)	(0.40)
Funds from operations (FFO)	$532	$0.02	$(51)	$—	$1,215	$0.05	$(869)	$(0.03)

GAAP weighted average shares:
Basic and diluted		25,993		26,039		26,002		26,046

(1)         Reflects continuing operations, as well as discontinued operations. There were no discontinued operations for the three or six months ended June 30, 2014.

(2)         Includes our consolidated amount and the noncontrolling interest adjustment for the third-party partners’ share.

(3)         For the three and six months ended June 30, 2014, includes the gain on the sale of real estate related to the 1875 Lawrence office building. For the three and six months ended June 30, 2013, includes our proportionate share of the gain on the sale of real estate related to the remaining three buildings at Interchange Business Center.

Provided below is additional information related to selected items included in net gain (loss) above, which may be helpful in assessing our operating results.

•                  Straight-line rent was a charge of less than $0.1 million recognized in rental revenues for the three and six months ended June 30, 2014.  Straight-line rent was income of $0.1 million and $0.3 million recognized in rental revenues for the three and six months ended June 30, 2013, respectively, and includes amounts recognized in discontinued operations. The noncontrolling interest portion of straight-line rent was a charge of less than $0.1 million and was revenue of less than $0.1 million for the six months ended June 30, 2014 and 2013, respectively.

•                  Net above/below market lease amortization of less than $0.1 million was recognized as a decrease to rental revenue for the six months ended June 30, 2014 and 2013.  The noncontrolling interest portion of net above/below market lease amortization for the six months ended June 30, 2014 and 2013 was less than $0.1 million.

•                  Amortization of deferred financing costs of $0.2 million and $0.4 million was recognized as interest expense for our notes payable for the three and six months ended June 30, 2014, respectively.  Amortization of deferred financing costs of $0.2 million and $0.5 million was recognized as interest expense for our notes payable for the three and six months ended June 30, 2013, respectively.

•                  We recognized acquisition expense of $3.1 million for the six months ended June 30, 2013 primarily due to expenses incurred as a result of our acquisition of both Wimberly and 22 Exchange.  We did not have any acquisitions during the six months ended June 30, 2014.

In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for distribution to our stockholders.

Item 8.01                   Other Events.

Declaration of Special Distribution

On August 8, 2014, our board of directors authorized a special cash distribution of $0.50 per share of common stock payable to stockholders of record as of September 15, 2014 (the “Special Distribution”).  The Special Distribution, which represents a portion of proceeds from asset sales, will be paid on September 18, 2014.

Adjustment to Estimated Per Share Value

Pursuant to our Amended and Restated Policy for Estimation of Common Stock Value, as of September 15, 2014, the record date for the Special Distribution, our estimated value per share will be $9.59, which reflects an adjustment to our previously published estimated value per share of $10.09 per share to account for payment of the Special Distribution.

Share Redemption Program

Our Board of Directors designated the Special Distribution as a “special distribution” as such term is used in our Third Amended and Restated Share Redemption Program (the “SRP”).  Therefore, the purchase price per share paid with respect to any redemption made under the SRP after September 15, 2014 will be reduced by the per share amount of the Special Distribution.

Item 9.01                   Financial Statements and Exhibits.

(d)                     Exhibits.

99.1            Press Release.

99.2            Second Quarter 2014 Update Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: August 19, 2014	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, & Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release.
99.2	Second Quarter 2014 Update Presentation.